CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1/A-3 of our report dated September 2, 2011 with respect to the audited balance sheet of Havana Furnishings, Inc. as of July 31, 2011 and the related statement of expenses, changes in stockholders’ equity, and cash flows for the period from July 15, 2011 (inception) through July 31, 2011.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey LLP

April 19, 2012